UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Forafric Global PLC

(Exact Name of Registrant as Specified in its Charter)

Gibraltar	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Unit 5.3, Madison Building, Midtown,
Queensway, Gibraltar	GX11 1AA
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Share, nominal value $0.001 per share	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-262126.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereunder are the ordinary shares, nominal value $0.001 per share (the “Ordinary Shares”) of Forafric Global PLC (the “Company”), and warrants to purchase Ordinary Shares (“Warrants”). The description of the Ordinary Shares and Warrants contained under the heading “Description of New Forafric’s Securities” in the proxy statement/prospectus included in the Company’s registration statement on Form S-4 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 12, 2022, as amended from time to time (File No. 333-262126) (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits are incorporated herein by reference:

3.1	Memorandum and Articles of Association.
4.1	Warrant Agreement, dated December 10, 2020, between Globis Acquisition Corp. and VStock Transfer, LLC. (incorporated by reference to Exhibit 4.1 of Globis’ Form 8-K (File No. 001-39786 ), filed with the SEC on December 15, 2020)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 9, 2022	FORAFRIC GLOBAL PLC

	By:	/s/ Paul Packer
	Name:	Paul Packer
	Title:	Chief Executive Officer and Chief Financial Officer